Agreed Form – 29 February 2008

EXHIBIT 10.24

THE UNDERSIGNED SHAREHOLDER OF BARK CORPORATION

and

EXWAL INC.

SHARE PURCHASE AGREEMENT

February 29, 2008

Lang Michener LLP

SHARE PURCHASE AGREEMENT

THIS AGREEMENT is made effective as of 29th day ofFebruary, 2008,

AMONG:

THE UNDERSIGNED SHAREHOLDER OF BARK CORPORATION A/S

(the “Minority Shareholder”)

AND:

EXWAL INC., a Nevada corporation with an address at 570 Shaw River Way, Sacramento, CA 958 31, USA

(the “Purchaser”)

WHEREAS:

(A) The Minority Shareholders is the owner of the number of shares of Bark Corporation A/S (“Bark”) set forth on the execution page to this Agreement (the “Bark Shares”), which Bark Shares represent a minority interest in Bark.

(B) The Purchaser has entered into a share purchase agreement (the “Principal Shareholders Share Purchase Agreement”) with the principal shareholders of Bark (the “Principal Shareholders”) pursuant to which the Purchaser has agreed to purchase all of the shares of Bark held by the Principal Shareholders (the “Principal Shareholder Shares”).

(C) The board of directors of Bark has by way of a board resolution on this day resolved to exchange all shares held by the Shareholders in Bark, pursuant to Section 5.7 of the Articles of Association, including the shares held by the Minority Shareholder, for shares of the Purchaser, which resolution is legally effective to cause the valid and binding transfer of such shares of Bark to the Purchaser.

(D) Bark has approved the transfer of shares pursuant to the Principal Shareholders Share Purchase Agreement set out in the appended minutes of meeting of 29 February 2008.

THIS AGREEMENT WITNESSES THAT the Parties, intending to be legally bound, covenant and agree as follows:

PART 1

PURCHASE AND SALE

Purchase and Sale

1.1 Subject to and in reliance of the representations and warranties of the Purchaser as set forth in the Principal Shareholder Share Purchase Agreement, as well as the Indemnification Agreement executed by Debondo Capital Limtied, and a legal opinion issued by Lang Michener LLP with respect to the issued and outstanding share capital of the Purchaser, the Minority Shareholder hereby agrees to sell, transfer and assign the Bark Shares to the Purchaser, which sale, transfer and assignment will be effective with no further action of the Minority Shareholder only upon and concurrent with the completion of purchase of the Principal Shareholder Shares by the Purchaser pursuant to the Principal Shareholder Share Purchase Agreement.

1.2 In consideration of the agreement of the Minority Shareholder to the sale, transfer and assignment of the Bark Shares by the Minority Shareholder to the Purchaser and in reliance of the agreements, representations and warranties of the Minority Shareholder set forth in this Agreement, the Purchaser hereby:

(a) grants to the Minority Shareholder the full benefit of the representations and warranties made by the Purchaser to the Principal Shareholders in the Principal Shareholder Share Purchase Agreement and acknowledges that the Minority Shareholder has entered into this Agreement in reliance upon such representations and warranties;

(b) agrees to issue to the Minority Shareholder such number of shares of the common stock of the Purchaser as is equal to 1.2964548 multiplied by the number of Bark Shares held by the Minority Shareholder (the “Purchaser Shares”), which shares will be issued concurrently with the closing of the purchase of the Principal Shareholder Shares by the Purchaser pursuant to the Principal Shareholder Share Purchase Agreement.

1.3 The sale, transfer and assignment of the Bark Shares by the Minority Shareholder to the Purchaser and the issue by the Purchaser of the Purchaser Shares will be subject to and conditional upon the completion of the purchase of the Principal Shareholder Shares by the Purchaser pursuant to the Principal Shareholder Share Purchase Agreement.

1.4 Each of the Minority Shareholders acknowledges and agrees that the Purchaser Shares will be offered and sold to the Minority Shareholder without such offer and sale being registered under the United States Securities Act of 1933 (the “Securities Act”) and will be issued to each Minority Shareholder in an offshore transaction outside of the United States in accordance with a safe harbour from the registration requirements of the Securities Act provided by Rule 903 of Regulation S of the Securities Act based on the representations and warranties of the Minority Shareholder in this Agreement. As such, each Minority Shareholder further acknowledges and agrees that the Purchaser Shares will, upon issuance, be “restricted securities” within the meaning of the Securities Act. Each Minority Shareholder acknowledges and agrees that all certificates representing the Purchaser Shares will be endorsed with the following legend, or such similar legend as deemed advisable by legal counsel for the Purchaser, to ensure compliance with Regulation S of the Securities Act and to reflect the status of the Purchaser Shares as restricted securities:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.”

Each Minority Shareholder acknowledges that the Purchaser Shares may not be offered, resold, pledged or otherwise transferred except through an exemption from registration under the Securities Act or pursuant to an effective registration statement under the Securities Act and in accordance with all applicable state securities laws and the laws of any other jurisdiction. Each Minority Shareholder agrees to resell the Purchaser Shares only in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration pursuant to the Securities Act. Each Minority Shareholder agrees that the Company may refuse to register any transfer of the Purchaser Shares not made in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act, pursuant to an available exemption from registration. Each Minority Shareholder agrees that the Purchaser may require the opinion of legal counsel reasonably acceptable to the Purchaser in the event of any offer, sale, pledge or transfer of any of the Purchaser Shares by the Minority Shareholder pursuant to an exemption from registration under the Securities Act. Each Minority Shareholder acknowledges that the Purchaser has not obligation to register the resale of any of the Purchaser Shares by the Minority Shareholder pursuant to the Securities Act.

1.5 The Minority Shareholder agrees that, during the period from the effective date of this Agreement (the “Effective Date”) to the date that is one year from the date that the first date for which the shares of the Purchaser’s common stock are eligible for trading on the OTC Bulletin Board or another public exchange (the “Lock-Up Termination Date”), the Minority Shareholder will not directly or indirectly, offer, sell, contract to sell, lend, swap or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with, or publicly announce any intention to offer, sell, contract to sell, grant or sell any option to purchase, hypothecate, pledge, transfer, assign, purchase any option or contract to sell, lend, swap or enter into any agreement to transfer the economic consequences of, or otherwise dispose of, or deal with, whether through the facilities of a stock exchange, by private placement or otherwise, any shares of the common stock of the Purchaser held by the Minority Shareholder as of the Effective Date or subsequently acquired (collectively, the “Shareholder’s Securities”), directly or indirectly, except as follows:

(a) the Minority Shareholder may sell the greater of the following amounts in any thirty day period without restriction, subject to compliance with applicable securities laws:

(i) 10% of the number of Shares as of the Effective Date; and

(ii) 12,500 Shares.

(b) such number of shares as is consented to by the Purchaser in writing, provided that the Purchaser has no obligation to consent to any sale of Shares in excess of the number of Shares permitted by this Agreement; and

(c) the Minority Shareholder may tender their Shares in connection with any tender offer for all, and not less than all, of the outstanding shares of the Purchaser.

The foregoing restriction is expressly agreed to preclude the Minority Shareholder from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Shareholder’s Securities even if such securities would be disposed of by someone other than the Minority Shareholder. Such prohibited hedging or other transaction would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Shareholder’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from the Shareholder’s Securities.

Closing Date

1.6 The sale, transfer and assignment of the Bark Shares by the Minority Shareholder to the Purchaser and the issue by the Purchaser of the Purchaser Shares (the “Closing”) is agreed to complete effective on the closing date of the purchase of the Principal Shareholder Shares by the Purchaser pursuant to the Principal Shareholder Share Purchase Agreement (the “Closing Date”)

Purchaser’s Closing Documents

1.7 In furtherance of the Closing, the Purchaser will deliver, or cause to be delivered, to each of the Minority Shareholder, the following documents:

(a) copies of consent resolutions of the directors of the Purchaser approving the issuance of the Purchaser Shares in the name of the Minority Shareholder; and

(b) a covenant executed by an officer of the Purchaser confirming the truth and accuracy of the representations and warranties of the Purchaser in the Principal Shareholder Share Purchase Agreement as of the date of Closing.

Within a reasonable period of time following Closing, the Purchaser will deliver to the Minority Shareholder share certificates, endorsed with the legend contemplated by this Agreement, registered in the name of the Minority Shareholder representing the Purchaser Shares.

PART 2

REPRESENTATIONS AND WARRANTIES BY MINORITY SHAREHOLDER

Representations and Warranties of Minority Shareholder

2.1 The Minority Shareholder represents and warrants to the Purchaser that, as at both the effective date of this Agreement and the Closing Date,

(a) Capacity – the Minority Shareholder has all necessary legal right and capacity to execute and deliver this Agreement, to transfer the legal and beneficial title and ownership of the Bark Shares owned by the Minority Shareholder to the Purchaser, to perform all of the Minority Shareholder’s obligations hereunder and to comply with the terms and provisions of this Agreement, and this Agreement constitutes a valid and binding obligation of the Minority Shareholder in accordance with its terms,

(b) Title to Shares – the Minority Shareholder owns and has good and marketable title to each of the Bark Shares owned by the Minority Shareholder as the legal and beneficial owner thereof, free of all liens, charges, mortgages, security interests or other encumbrances and such shares of Bark are not subject to any voting trust agreement or other agreement relating to ownership, voting, dividend rights or their disposition,

(c) No Other Agreements – no Person (other than the Purchaser) has any agreement, option or right, present or future, contingent, absolute or capable of becoming an agreement, option or right, or which with the passage of time or the occurrence of any event could become an agreement, option or right, to require the Minority Shareholder to, sell, transfer, assign or otherwise dispose of any of the Bark Shares owned by the Minority Shareholder,

(d) Shareholder Loans – there are no shareholder loans or any other indebtedness or liabilities owed or payable by any of the companies within the Bark group of companies to the Minority Shareholder,

(e) Company Assets – the Minority Shareholder does not have any right or interest in or to any Asset owned by or used by any of the companies within the Bark group of companies in its business as presently conducted or as currently proposed by any Bark company to be conducted,

(f) No Fees Payable – no broker, investment banker, financial advisor or other person (natural or legal) is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Minority Shareholder,

(g) Legal Advice – the Minority Shareholder acknowledges and agrees that Bark’s Solicitors have acted as counsel only to Bark and that Bark’s Solicitors are not protecting the rights and interests of any other Party and that the Minority Shareholder has had the opportunity to seek and were not prevented from seeking independent legal advice before the execution and delivery of this Agreement and all other agreements, certificates or instruments to be executed or delivered by the Minority Shareholder pursuant to or contemplated by this Agreement. If the Minority Shareholder did not avail itself of the opportunity to seek independent legal advice before signing this Agreement, the Minority Shareholder did so voluntarily without any undue pressure and agrees that such failure to obtain independent legal advice will not be used by the Minority Shareholder as a defence to the enforcement by any Party of the obligations of the Minority Shareholder under this Agreement or such other agreements, certificates or instruments,

(h) Not a U.S. Person – the Minority Shareholder is not a “U.S. Person” as defined by Regulation S of the Securities Act, as set forth below, and is not acquiring the Purchaser Shares for the account or benefit of a U.S. Person. A “U.S. Person” is defined by Regulation S of the Act to be any person who is (a) any natural person resident in the United States; (b) any partnership or corporation organized or incorporated under the laws of the United States; (c) any estate of which any executor or administrator is a U.S. person; (d) any trust of which any trustee is a U.S. person; (e) any agency or branch of a foreign entity located in the United States; (f) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and (g) any partnership or corporation if (i) organized or incorporated under the laws of any foreign jurisdiction; and (ii) formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited Subscribers as defined in Section 230.501(a) of the Act who are not natural persons, estates or trusts,

(i) No Offer in the U.S. – the Minority Shareholder was not in the United States at the time the offer to purchase the Purchaser Shares was received or at the time this Agreement was executed,

(j) Status as a Sophisticated Purchaser – the Minority Shareholder has such knowledge, sophistication and experience in business and financial matters such that it is capable of evaluating the merits and risks of the investment in the Purchaser Shares. The Minority Shareholder has evaluated the merits and risks of an investment in the Purchaser Shares. The Minority Shareholder can bear the economic risk of this investment, and is able to afford a complete loss of this investment,

(k) Acquisition for Investment – the Purchaser Shares to be issued to the Minority Shareholder will be acquired by the Minority Shareholder for investment for the Minority Shareholder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Minority Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Minority Shareholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Purchaser Shares,

(l) Information Regarding the Purchaser – the Minority Shareholder has had full opportunity to ask questions and receive answers from representatives of the Purchaser regarding the business, properties, prospects and financial condition of the Purchaser, each as is necessary to evaluate the merits and risks of investing in the Purchaser Shares. The Minority Shareholder believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Purchaser Shares. The Minority Shareholder has had full opportunity to discuss this information with the Minority Shareholder’s legal and financial advisers before execution of this Agreement, and

(m) Reliance by Purchaser on Representations – each Minority Shareholder acknowledges that the Purchaser will rely on his respective representations in completing the issuance of the Purchaser Shares to the Minority Shareholders.

PART 3

GENERAL

Governing Law, Venue and Arbitration

3.1 Any parts of this Agreement relating to the transfer of shares in Bark by the Minority Shareholder to Purchaser and the representations and warranties of the Minority Shareholder will be exclusively governed by, and interpreted and construed in accordance with, the laws prevailing in Denmark.

3.2 Any parts of this Agreement relating to the transfer and/or issuance of shares in the Purchaser and the representations and warranties of the Purchaser will be exclusively governed by, and interpreted and construed in accordance with, the laws prevailing in the state of Nevada.

3.3 All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with said Rules of Arbitration. The place of arbitration shall be Copenhagen, Denmark, and the language of the proceedings shall be English.

Entire Agreement

3.4 This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, oral or written, by and between any of the Parties with respect to the subject matter hereof.

Waiver and Consent

3.5 No delay or failure by a party to exercise any of its rights under this Agreement constitutes a waiver of any such right. No consent or waiver, express or implied, by a party to, or of any breach or default by any other party of, any or all of its obligations under this Agreement will,

(a) be valid unless it is in writing and stated to be a consent or waiver pursuant to this section,

(b) be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation,

(c) constitute a general waiver under this Agreement, or

(d) eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

Severability

3.6 If a court of other tribunal of competent jurisdiction determines that any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions will not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

Amendments

3.7 This Agreement may not be amended except in writing signed by each Party.

Further Assurances

3.8 The Parties will with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party will provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement and carry out its provisions whether before or after the Closing Date.

Assignment

3.9 No Party may assign this Agreement or any rights or obligations under this Agreement without the prior written consent of the other Parties.

Enurement

3.10 This Agreement and each of the terms and provisions hereof will enure to the benefit of and be binding upon the Parties and their respective heirs, executors, administrators, personal representatives, successors and assigns.

Counterparts

3.11 This Agreement may be executed in any number of counterparts, in original form or by facsimile, each of which will together, for all purposes, constitute one and the same instrument, binding on the parties, and each of which will together be deemed to be an original, notwithstanding that each party is not a signatory to the same counterpart.

IN WITNESS WHEREOF the Parties have duly executed this Agreement effective as of the day and year first above written.

EXWAL INC.

Per:
Authorized Signatory

THE MINORITY SHAREHOLDER

Name of Minority Shareholder:

Number of Bark Shares Held:	Shares

Signature of Minority Shareholder:
(or Authorized Signatory)

Name of Authorized Signatory:
(if Minority Shareholder is a corporation or other entity)

Date of Execution: